UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2008

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 296-5550

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2008, Montpelier Re Holdings Ltd. (the “Company”) announced the appointment of Christopher L. Harris as Chief Executive Officer (“CEO”), effective July 1, 2008.

Mr. Harris succeeds Anthony Taylor who, as previously announced, will assume the role of Executive Chairman until December 2009.

Mr. Harris, who is 38 years old, currently serves as our President and Chief Underwriting and Risk Officer. He joined the Company in 2002, shortly after its formation, as Chief Actuary and a Senior Vice President and was later named Chief Underwriting and Risk Officer.  On January 1, 2008, Mr. Harris was promoted to President.  Prior to joining the Company, from 2001 to 2002, Mr. Harris was employed by Allianz Risk Transfer, where he was Chief Actuary, North America.  Prior to his employment with Allianz, Mr. Harris ran the actuarial consulting practice for KPMG Bermuda from 1998 to 2001.  His experience includes both consulting and operational roles in the insurance and reinsurance fields. There are no family relationships among Mr. Harris and any of the Company’s other directors and executive officers.

In connection with his appointment as CEO, the Board approved a new service agreement among the Company and Mr. Harris which becomes effective July 1, 2008.  The new service agreement provides, among other things, for an initial annual base salary of $675,000, plus an annual bonus and long-term incentives as determined by the Board of Directors.  The agreement also contains termination provisions for disability, for cause, and for good reason.

The foregoing is qualified in its entirety by reference to Mr. Harris’s service agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The press release announcing the appointment of Mr. Harris as CEO is furnished as Exhibit 99.1 to this report and is incorporated into this Form 8-K by reference.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Service Agreement among Christopher L. Harris and the Company dated March 13, 2008.
99.1	Text of Press Release dated March 13, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

March 13, 2008	By:	/s/ Jonathan B. Kim
Date	Name:	Jonathan B. Kim
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Service Agreement among Christopher L. Harris and the Company dated March 13, 2008.
99.1	Text of Press Release dated March 13, 2008.